UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 30, 2020

ASHLAND GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-211719	81-2587835
(Commission File Number)	(I.R.S. Employer Identification No.)

8145 Blazer Drive

Wilmington, DE 19808

Registrant’s telephone number, including area code (302) 995-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01)	ASH	NYSE

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

The Board of Directors has appointed Eric N. Boni, 50, as Vice President, Finance, and Principal Accounting Officer, effective January 30, 2020.  Mr. Boni has been with Ashland since May 1993 serving in various management positions, including as Vice President and Treasurer from November 2011 to December 2018.  Since January 2019, he has served as Ashland’s Vice President, Finance.

In his new role, Mr. Boni will be responsible for overseeing all accounting activities, including corporate accounting, corporate financial planning and analysis, credit, accounts payable and master data.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on January 30, 2020, a total of 54,567,670 shares of Common Stock, representing 90.6% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are described below.  In accordance with Ashland’s customary practice, Mr. Sandler, a newly elected director, will enter into Ashland’s standard director Indemnification Agreement.  Mr. Sandler will join the Audit and Compensation and Environmental, Health, Safety and Quality Committees.

Proposal 1:  All of the nominees for director were elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Brendan M. Cummins	49,147,879	234,395	94,690	5,090,706
William G. Dempsey	49,045,425	335,816	95,723	5,090,706
Jay V. Ihlenfeld	49,168,723	208,222	100,019	5,090,706
Susan L. Main	43,279,843	6,104,538	92,585	5,090,704
Guillermo Novo	48,049,424	1,262,143	165,399	5,090,704
Jerome A. Peribere	49,001,514	376,096	99,353	5,090,707
Craig A. Rogerson	45,932,418	3,448,590	95,954	5,090,708
Mark C. Rohr	48,620,441	771,405	85,116	5,090,708
Ricky C. Sandler	49,145,766	224,647	106,548	5,090,709
Janice J. Teal	47,327,037	2,057,108	92,821	5,090,704
Kathleen Wilson-Thompson	48,870,040	513,023	93,900	5,090,707

Proposal 2:  The appointment of Ernst & Young LLP as Ashland’s independent registered public accountants for fiscal 2019 was ratified by the stockholders by the votes set forth in the table below:

For	Against	Abstain
54,111,035	371,241	85,394

 Proposal 3:  The non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed in Ashland’s Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved by the stockholders by the votes set forth in the table below:

For 48,009,750	Against 1,282,159	Abstain 185,049	Broker Non-Votes 5,090,712

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)

January 31, 2020	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

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